Exhibit 10.1

EXTENSION OF TERM AND AMENDMENT OF SUBLEASE

This Extension of Term and Amendment of Sublease (the “Agreement”), dated as of the 30th day of September, 2018, between Fish & Richardson P.C., a Massachusetts corporation, with its principal office at One Marina Park Drive, Boston, Massachusetts 02210 (“Sublandlord”) and Viking Therapeutics, Inc., a Delaware corporation, having an office at 12340 El Camino Real, San Diego, California 92130 (“Subtenant”).

Whereas, Sublandlord and Subtenant have entered into a Sublease dated July 7, 2015, (the “Sublease”), pursuant to which Sublandlord subleased to Subtenant Suite 250 on the second floor of the Building (the “Premises”).  The Premises are shown on Exhibit A attached to the Sublease; and

Whereas, Sublandlord and Subtenant desire to further extend the term of, and otherwise amend, the Sublease;

Now, therefore, Sublandlord and Subtenant, in consideration of the mutual covenants herein contained and each with the intent to be legally bound, hereby agree as follows:

1.Capitalized terms in this Agreement not defined herein shall have the respective meanings given such terms in the Sublease.

2.The term of the Sublease (scheduled to expire on September 30, 2018) is hereby extended so as to expire as of the close of business on October 31, 2018, unless sooner terminated pursuant to the terms hereof or the Sublease, applicable law or as a result of the termination of the Prime Lease.

3.During the term as extended hereby Subtenant shall pay Sublandlord Monthly Rent of $21,567.38 payable in accordance with the terms of the Sublease.

4.Sublandlord and Subtenant each represent that each has not dealt with a broker or finder in connection with this Agreement.  Each party indemnifies and holds harmless the other and their respective officers, partners, members, directors, shareholders, employees, agents, representatives, attorneys, successors and assigns, against any and all claims of any broker claiming to have dealt with such party with respect to this Agreement, which obligations shall survive the termination of the Sublease.

5.This Agreement shall be subject to the consent of Prime Landlord.  Sublandlord shall not be responsible for the failure of Prime Landlord to consent hereto.

6.Except as expressly set forth in this Agreement, all other terms, conditions and provisions of the Sublease shall remain in full force and effect.  As amended hereby, the Sublease is hereby ratified and confirmed and shall remain in full force and effect throughout the term of the Sublease as extended and amended herein.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

SUBLANDLORD:

FISH & RICHARDSON P.C., a Massachusetts professional corporation

By:  /s/ Peter J. Devlin

Name: Peter J. Devlin
Title:   President

SUBTENANT:

VIKING THERAPEUTICS, INC., a Delaware corporation

By: /s/ Brian Lian

Name: Brian Lian

Title:  CEO